UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

Paxar Corporation
(Exact name of registrant as specified in its charter)

New York	1-9493	13-5670050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Corporate Park Drive
White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 697-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 26, 2006, the Registrant announced its financial results for the third quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release includes a discussion of operating income, operating margin, net income and diluted earnings per share, all of which exclude restructuring and related costs. Such measures are non-GAAP, and a reconciliation of each to a GAAP measure is provided. The press release also includes earnings per share guidance for 2006, excluding restructuring, integration and other non-recurring costs, the Zebra settlement and the impairment charge related to an investment in an unaffiliated company, which is a non-GAAP measure. The Registrant estimates that its earnings per share for 2006 on a GAAP basis will be between $1.30 and $1.41. A reconciliation of earnings per share guidance for 2006 to a GAAP measure is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company uses the foregoing non-GAAP measures to evaluate and manage its operations internally. It also provides this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Registrant.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Form 8-K, as well as Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06.	Material Impairments.

In 1997, the Registrant acquired International Imaging Materials, Inc. (“IIMAK”), a manufacturer of thermal transfer ribbons, through a merger in which IIMAK shareholders received shares of the Registrant’s common stock in exchange for IIMAK stock. In 2000, the Registrant sold 92.5% of IIMAK’s common stock for $127.5 million, which included $120 million in cash and $7.5 million of IIMAK preferred stock. The Registrant retained 7.5% of IIMAK’s common stock (the “Common Stock”), which was recorded by the Registrant at $6.2 million.

During the first nine months of 2006, IIMAK’s results of operations, notably gross profit and operating margins, deteriorated significantly when compared with calendar year 2005 and prior years. In light of the change in IIMAK’s financial condition, on October 25, 2006, the Registrant concluded that the fair value of the Common Stock was $1.2 million and, therefore, recorded an impairment charge of $5.0 million, which will result in no future cash expenditures. The Registrant believes that such impairment is other than temporary.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Paxar Corporation dated October 26, 2006
Exhibit 99.2	Regulation G Non-GAAP Reconciliation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXAR CORPORATION
(Registrant)

Date: October 30, 2006	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President & Controller